UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

EVERSOURCE ENERGY

(Exact name of registrant as specified in its charter)

Massachusetts	001-05324	04-2147929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Cadwell Drive, Springfield, Massachusetts, 01104

(Address of principal executive offices, including zip code)

(800) 286-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $5.00 par value per share	ES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of the chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of the chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2	Financial Information

Item 2.02	Results of Operations and Financial Condition.

The information set forth under Item 8.01 is incorporated by reference into this Item 2.02.

Section 7	Regulation FD

Item 7.01	Regulation FD Disclosure.

On September 30, 2024, Eversource Energy (“Eversource” or the “Company”) issued a news release announcing that the Company has completed the sale of its 50 percent interest in the 132-megawatt South Fork Wind project (“South Fork Wind”) and the 704-megawatt Revolution Wind project (“Revolution Wind”) to affiliates of Global Infrastructure Partners (“GIP”). The news release is attached as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission (“SEC”) nor incorporated by reference in any registration statement filed by Eversource or any subsidiary thereof under the Securities Act of 1933, as amended, unless specified otherwise.

Section 8	Other Events

Item 8.01	Other Events.

On September 30, 2024, Eversource announced that the Company has completed the sale of its 50 percent share in the 132-megawatt South Fork Wind project and the 704-megawatt Revolution Wind project to GIP. Adjusted gross proceeds from the transaction payable at closing were $745 million. Adjusted gross proceeds from the sale were reduced by approximately $375 million as compared with the previously estimated purchase price of approximately $1.12 billion. This reduction reflects an approximately $150 million reduction resulting from lower capital spending between announcing the transaction and closing, and an approximately $225 million reduction primarily due to the delay of the commercial operations date of Revolution Wind.

With the completion of this sale and the previously completed sale of the Company’s 50 percent interest in the Sunrise Wind project (“Sunrise Wind”) to Ørsted consumated on July 9, 2024, Eversource expects to record an aggregate net loss on the completion of its offshore wind divesture of approximately $520 million in the third quarter of 2024. This aggregate net loss includes the final gain on the sale of Sunrise Wind of $370 million and anticipated increases in Revolution Wind construction costs and other project related charges. This estimate is subject to change as Eversource finalizes results for the third quarter ended September 30, 2024. Eversource expects to recognize a liability of approximately $360 million, which is included as part of the aggregate net loss of $520 million on the sale, in the third quarter of 2024. The majority of this liability is expected to be settled in 2026.

With the closing of this transaction, and the previously announced sale of Eversource’s 50 percent interest in Sunrise Wind, Eversource maintains its previously announced equity issuance plan of up to $1.3 billion over the next several years.

The following factors were included in the aggregate net loss of $520 million on sale and related expected liability:

•	A gain on the sale of Eversource’s 50 percent interest in Sunrise Wind to Ørsted of approximately $370 million.

Offsets include:

•	Lower proceeds related to updates to the closing financial model agreed between Eversource and GIP of approximately $225 million related to non-construction costs for the Revolution Wind and South Fork Wind projects.

•	Forecasted higher capital construction costs as a result of a delay in the anticipated commercial operations date related to Revolution Wind of approximately $350 million.

•	Anticipated post-closing adjustments of approximately $315 million as a result of final economics of the Revolution Wind and South Fork Wind projects, which include Eversource’s obligations to meet GIP’s requirements until the projects reach commercial operations date, as specified in the definitive transaction agreement with GIP.

Eversource and GIP also agreed to make certain post-closing purchase price adjustment payments. For example, proceeds related to this sale may be further adjusted due to final construction costs and updated project economics as of the commercial operations date of Revolution Wind. South Fork Wind has achieved commercial operations and, as a result, Eversource does not expect future material financial impacts related to this project. With the previously announced sale of Sunrise Wind to Ørsted, Eversource has no ongoing financial obligations associated with Sunrise Wind. With the completion of this sale, Eversource has now divested all its ownership interests in the offshore wind business. Eversource will maintain its previously announced tax equity investment in South Fork Wind. The sale of the offshore wind projects has no impact on Eversource’s regulated entities.

Factors that could cause Eversource’s total net proceeds to be higher or lower at Revolution Wind’s commercial operations date include the following:

•	Revolution Wind’s eligibility for federal investment tax credits at other than the anticipated 40 percent level;

•	The ultimate cost of construction for Revolution Wind. Under the purchase and sale agreement, Eversource and GIP will share the difference between a base construction forecast and the aggregate cost of the two projects up to an effective cap of approximately $240 million. Eversource will have responsibility for GIP’s obligations for any additional costs in excess of the cap amount consistent with the existing joint venture terms;

•	Further delays in constructing Revolution Wind, that would impact the economics associated with the purchase price adjustment; and

•	Lower operation costs or higher availability of the projects. Eversource can benefit, but not be harmed, from lower costs of operations and/or higher availability as compared to a base level assumed in the projects’ financial models through the period that is four years following commercial operation date of Revolution Wind.

Under the agreement, Eversource’s existing and certain additional credit support obligations for Revolution Wind are expected to decrease as construction of Revolution Wind is completed.

Forward-Looking Statements

This Current Report on Form 8-K includes statements concerning Eversource Energy’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts, including anticipated third and fourth quarters of 2024 and fiscal 2025 financial impacts of the now-divested offshore wind investment, the timing of liability settlement, Eversource’s equity issuance plans and the timing thereof, Eversource’s future onshore work, and the development of offshore wind in New England. These statements are “forward-looking statements” within the meaning of U.S. federal securities laws. Generally, readers can identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “would,” “should,” “could” and other similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to: the ability to qualify for investment tax credits; variability in the costs and projected returns of the offshore wind projects and the risk of deterioration of market conditions in the offshore wind industry; cyberattacks or breaches, including those resulting in the compromise of the confidentiality of our proprietary information and the personal information of our customers; disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; ability or inability to commence and complete our major strategic development projects and opportunities; acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt our electric transmission and electric, natural gas, and water distribution systems; actions or inaction of local, state and federal regulatory, public policy and taxing bodies; substandard performance of third-party suppliers and service providers; fluctuations in weather patterns, including extreme weather due to climate change; changes in business conditions, which could include disruptive technology or development of alternative energy sources related to our current or future business model; contamination of, or disruption in, our water supplies; changes in levels or timing of capital expenditures; changes in laws, regulations or regulatory policy, including compliance with environmental laws and regulations; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Other risk factors are detailed in Eversource Energy’s reports filed with the SEC. They are updated as necessary and available on Eversource Energy’s website at www.eversource.com and on the SEC’s website at www.sec.gov. All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy’s actual results, many of which are beyond our control. You should not place undue reliance on the forward-looking statements, as each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
99.1	News release of Eversource Energy, dated September 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERSOURCE ENERGY
(Registrant)

September 30, 2024	By:	/s/ Jay S. Buth
Jay S. Buth
Vice President, Controller and Chief Accounting Officer